UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2022

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2022 Kieran J. McGrath notified Avaya Holdings Corp. (the “Company”) of his intent to retire as the Company’s Executive Vice President and Chief Financial Officer. Mr. McGrath has agreed to continue with the Company in an advisory capacity until December 1, 2022, to assist with the transition of his duties.

In connection with Mr. McGrath’s retirement, the Company’s board of directors (the “Board”) appointed Becky Roof as the Company’s interim Chief Financial Officer and Principal Financial Officer. Ms. Roof, age 67, has been a Managing Director of AlixPartners, LLP, a global consulting firm, since 2000. She previously served as Interim Chief Financial Officer of Lordstown Motors Corp. (Nasdaq: RIDE), the Eastman Kodak Company (NYSE: KODK), Hudson’s Bay Company, Aceto Corp. and Anchor Glass Corporation, among other public and privately held entities. In addition, Ms. Roof currently serves on the advisory board of Texas Wall Street Women and is a member of the United Way Women’s Initiative in Houston, Texas.

In connection with Ms. Roof’s appointment, the Company entered into an Agreement for the Provision of Interim Management Services (the “Management Services Agreement”) with AP Services, LLC (“APS”), a subsidiary of AlixPartners, LLP. The Management Services Agreement provides that Ms. Roof will serve as the Company’s interim Chief Financial Officer at a rate of $225,000 per month.

There are no other arrangements or understandings between Ms. Roof and any other person pursuant to which she was appointed as interim Chief Financial Officer of the Company. In addition, there are no family relationships between Ms. Roof and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 7, 2022 the Company announced that Shefali Shah, the Company’s Executive Vice President and Chief Administrative Officer, will take on responsibilities in connection with strategic initiatives to be implemented under the direction of Alan Masarek, the Company’s President and Chief Executive Officer, and that Vito Carnevale, the Company’s General Counsel, will report to Mr. Masarek. All of the changes discussed above will be effective November 9, 2022.

Item 7.01. Regulation FD Disclosure.

On November 7, 2022, the Company issued a press release announcing the changes in its senior leadership team described above.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
99.1	Press Release, dated November 7, 2022, entitled “Avaya Announces Changes to Executive Leadership Team”
104.0	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: November 7, 2022	By:	/s/ Kevin Speed
	Name:	Kevin Speed
	Title:	Global Vice President, Controller & Chief Accounting Officer